UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 2, 2010

SANGAMO BIOSCIENCES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-30171	68-0359556
(Commission File Number)	(IRS Employer Identification No.)

501 Canal Blvd, Suite A100	Richmond, California 94804
(Address of Principal Executive Offices)	(Zip Code)

(510) 970-6000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders (the “Annual Meeting”) of Sangamo BioSciences, Inc. (the “Company”) was held on Wednesday, June 2, 2010 for the purposes of (i) electing eight directors to serve on the board of directors of the Company for a one-year term; (ii) ratifying the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010; and (iii) approving the 2010 Employee Stock Purchase Plan (the “ESPP”) pursuant to which 2,100,000 shares of common stock of the Company will be available for issuance. There were present at the meeting, in person or represented by proxy, the holders of 38,823,564 shares of common stock, constituting a quorum. Stockholders passed all three proposals. The final vote on the proposals was recorded as follows:

Proposal No. 1: Election of Directors

Each of the nominees for directors listed in the proxy statement for the Annual Meeting was elected by the votes set forth in the table below:

Director Nominees	Votes For	Votes Withheld	Broker Non-Votes
Edward O. Lanphier	18,173,029	822,648	19,827,887
Paul B. Cleveland	18,237,533	758,144	19,827,887
Stephen G. Dilly, M.B.B.S., Ph.D.	18,585,245	410,432	19,827,887
William G. Gerber, M.D.	18,156,567	839,110	19,827,887
John W. Larson	17,028,531	1,967,146	19,827,887
Steven J. Mento, Ph.D.	18,242,933	752,744	19,827,887
William R. Ringo	18,535,500	460,177	19,827,887
Thomas G. Wiggans	18,194,142	801,535	19,827,887

Proposal No. 2: Ratification of Appointment of Ernst & Young LLP

The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 was ratified by the votes set forth in the table below:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Ratification of Appointment of Ernst & Young LLP	36,816,874	1,806,386	200,304	0

Proposal No. 3: Approval of ESPP

The ESPP was approved by the votes set forth in the table below:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Approval of ESPP	18,139,681	753,577	102,419	19,827,887

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2010

SANGAMO BIOSCIENCES, INC.

By:	/S/ EDWARD O. LANPHIER II
Edward O. Lanphier II
President, Chief Executive Officer